Exhibit 99.1

155 North Lake Avenue 91101
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500 Fax 1.626.578.7144
Press Release

FOR IMMEDIATE RELEASE	November 17, 2014

For additional information contact:

John W. Prosser, Jr.
Executive Vice President, Finance and Administration
626.578.6803

Jacobs Engineering Group Inc. Reports Earnings for Fiscal 2014
PASADENA, CALIF - Jacobs Engineering Group Inc. (NYSE:JEC) announced today its financial results for fiscal year and the fourth quarter ended September 26, 2014.
Fiscal 2014 and Fourth Quarter Fiscal 2014 Highlights:

•	Net earnings for fiscal 2014 of $328.1 million, including $77.4 million impact of restructuring;

•	Diluted EPS for fiscal 2014 of $2.48 including $0.58 per share impact of restructuring;

•	Net earnings for the fourth quarter of 2014 of $86.1 million including $30.4 million impact of restructuring;

•	Diluted EPS for the fourth quarter of 2014 of $0.65 including $0.23 per share impact of restructuring;

•	Repurchases of 1.5 million shares of its common stock during the fourth quarter of 2014 at a total cost of $78.4 million; and

•	Backlog at September 26, 2014 of $18.4 billion.

Jacobs reported today net earnings of $328.1 million, or $2.48 per diluted share, on revenues of $12.7 billion for its fiscal year ended September 26, 2014. This compares to net earnings of $423.1 million, or $3.23 per diluted share, on revenues of $11.8 billion for fiscal 2013. Included in the Company’s results for the fiscal year ended September 26, 2014 is an aggregate after-tax negative impact of $77.4 million or $0.58 per diluted share, related to restructuring efforts. Also included in the results for the fiscal year ended September 26, 2014 is an aggregate after tax negative impact of $31.8 million or $0.24 per diluted share related to certain losses and events that occurred and were reported in the first half of 2014.

Exhibit 99.1

For the fourth quarter of fiscal 2014, Jacobs reported net earnings of $86.1 million, or $0.65 per diluted share, on revenues of $3.2 billion. This decreased from net earnings of $110.8 million, or $0.84 per diluted share, on revenues of $3.1 billion for the same period in fiscal 2013. Included in the Company’s results for the quarter ended September 26, 2014 is an aggregate after-tax negative impact of $30.4 million or $0.23 per diluted share, related to restructuring efforts. Consolidated tax expense for the fourth quarter of fiscal 2014 was negatively impacted by the effects of changing tax rates relating to certain of the Company's international pension plans.  This impact was substantially offset by the positive effects relating to the reassessment of certain international tax exposures and the resulting reversal of approximately $4.0 million of accrued interest expense.

Jacobs also announced total backlog of $18.4 billion at September 26, 2014, including a technical professional services component of $12.6 billion. This is up approximately 6.7% from total backlog and up approximately 13.4% from technical professional services backlog of $17.2 billion and $11.1 billion, respectively, at September 27, 2013.

Commenting on the results for the year, Jacobs President and CEO Craig Martin stated, “While FY14 presented a number of challenges, new projects are contributing to our outlook for fiscal year 2015.  We completed an in-depth review of our costs and have further strengthened our cost position.  We streamlined offices and repositioned personnel to win new business in our targeted markets.  We continue to expect to deliver profitable growth over the long term that is in line with our longstanding 15 percent growth goal.”

Adding to the discussion on the Company's earnings outlook for fiscal 2015, Jacobs Chief Financial Officer John W. Prosser, Jr. stated, “Initial guidance for fiscal 2015 diluted earnings per share is a range of $3.35 to $3.85.  As is historically typical, we expect first quarter earnings per share to be down sequentially from our last quarter.”

Jacobs is hosting a conference call at 11:00 a.m. Eastern Time on Tuesday, November 18, 2014, which it is webcasting live on the Internet at www.jacobs.com.

Jacobs is one of the world's largest and most diverse providers of technical professional and construction services.

Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some of the factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the period ended September 27, 2013, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

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Exhibit 99.1

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	Three Months Ended		Year Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
Revenues	$3,218,442	$3,142,656	$12,695,157	$11,818,376
Costs and Expenses:
Direct costs of contracts	(2,676,642)	(2,667,965)	(10,621,373)	(9,976,057)
Selling, general, and administrative expenses	(405,150)	(299,543)	(1,545,716)	(1,173,340)
Operating Profit	136,650	175,148	528,068	668,979
Other Income (Expense):
Interest income	2,268	1,874	9,693	5,395
Interest expense	(947)	(3,391)	(11,437)	(12,906)
Gain on sale of intellectual property, net	—	—	12,147	—
Miscellaneous income, net	6,834	1,275	3,695	80
Total other income (expense), net	8,155	(242)	14,098	(7,431)
Earnings Before Taxes	144,805	174,906	542,166	661,548
Income Tax Expense	(53,751)	(58,425)	(190,054)	(221,366)
Net Earnings of the Group	91,054	116,481	352,112	440,182
Net Earnings Attributable to Noncontrolling Interests	(4,980)	(5,670)	(24,004)	(17,089)
Net Earnings Attributable to Jacobs	$86,074	$110,811	$328,108	$423,093
Earnings Per Share (“EPS”):
Basic	$0.66	$0.85	$2.51	$3.27
Diluted	$0.65	$0.84	$2.48	$3.23

Weighted Average Shares Used to Calculate EPS:
Basic	130,795	129,896	130,483	129,288
Diluted	132,217	132,013	132,371	130,945

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Exhibit 99.1

Other Operational Information (in thousands):

	Three Months Ended		Year Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
Revenues by Major Component:
Technical professional services	$1,897,368	$1,657,577	$7,334,961	$6,683,611
Field services	1,321,074	1,485,079	5,360,196	5,134,765
Total	$3,218,442	$3,142,656	$12,695,157	$11,818,376

Depreciation (pre-tax)	$27,891	$20,061	$98,592	$69,889
Amortization of Intangibles (pre-tax)	$11,491	$6,658	$46,820	$28,985
Pass-Through Costs Included in Revenues	$801,983	$830,090	$2,954,858	$2,624,838

Capital Expenditures	$(40,113)	$(35,750)	$(132,146)	$(127,270)

Selected Balance Sheet and Backlog Information (in thousands):

	September 26, 2014	September 27, 2013
Balance Sheet Information:
Cash and cash equivalents	$732,647	$1,256,405
Working capital	1,542,225	2,151,939
Total debt	800,807	437,869
Total Jacobs stockholders' equity	4,469,255	4,213,097

Backlog Information:
Technical professional services	$12,607,029	$11,118,400
Field services	5,773,005	6,099,500
Total	$18,380,034	$17,217,900

Non-U.S. GAAP Financial Measures:

The following table reconciles certain elements of the Company's results of operations excluding the 2014 Restructuring to its U.S GAAP results of operations. Although such information is non-GAAP in nature, it is presented because management believes it provides a better view of the Company’s operating results to investors to assess the Company’s performance and operating trends.

	Three Months Ended			Year Ended
	September 26, 2014			September 26, 2014
	Without 2014 Restructuring	Effects of 2014 Restructuring	U.S. GAAP	Without 2014 Restructuring	Effects of 2014 Restructuring	U.S. GAAP
Consolidated pre-tax earnings (loss)	$181,481	$(36,676)	$144,805	$635,496	$(93,330)	$542,166
Tax (expense) benefit	(59,998)	6,247	(53,751)	(206,003)	15,949	(190,054)
Net earnings of the Group	121,483	(30,429)	91,054	429,493	(77,381)	352,112
Non-controlling interests	(4,980)	—	(4,980)	(24,004)	—	(24,004)
Net earnings of Jacobs	$116,503	$(30,429)	$86,074	$405,489	$(77,381)	$328,108
Diluted earnings (loss) per share	$0.88	$(0.23)	$0.65	$3.06	$(0.58)	$2.48
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